UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 7, 2009
F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Elliott Avenue West	Seattle, WA 98119

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 272-5555
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Previously, our board of directors amended sections 3.3 and 3.4 of our bylaws to provide for majority voting in non-contested elections of our directors. This amendment was reported on a Form 8-K filed on October 20, 2008.
Our board of directors further amended sections 3.3, 3.4 and 3.6 of our bylaws, effective January 7, 2009, to (i) reflect the staggered terms of members of our board of directors, as provided in our articles of incorporation, (ii) remove the requirement that a special shareholders’ meeting be held if no director receives a majority vote in a non-contested election, and (iii) make clear that a director elected to fill any vacancy shall hold office until the next shareholders’ meeting at which directors are elected at which time such director may be elected to serve until the expiration of the term of the class in which such vacancy was filled. A copy of this amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)        Exhibits.
The following exhibit is filed as part of this Current Report on Form 8-K:

3.1	Amendment to sections 3.3, 3.4 and 3.6 of the Second Amended and Restated Bylaws of F5 Networks, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: January 7, 2009	By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Sr. Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to sections 3.3, 3.4 and 3.6 of the Second Amended and Restated Bylaws of F5 Networks, Inc.